SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2003

Centex Construction Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated April 21, 2003

Item 9. Regulation FD Disclosure.

     On April 21, 2003, Centex Construction Products, Inc., a Delaware corporation (the “Corporation”), announced its fourth quarter net earnings for the quarter ended March 31, 2003. A copy of the Corporation’s press release announcing these financial results, which is attached as Exhibit 99.1 hereto and incorporated by reference, is being furnished under this Item 9 in accordance with the provisions of Regulation FD (17 CFR §§ 243.100 et seq.). This information is being provided under Items 9 and 12.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CONSTRUCTION PRODUCTS, INC.

By:	/s/ Arthur R. Zunker, Jr. Name: Arthur R. Zunker, Jr. Title: Senior Vice President - Finance and Treasurer

Date: April 21, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated April 21, 2003.